UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2007 (October 25, 2007)

HRPT PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458
(Address of Principal Executive Offices) (Zip Code)

617-332-3990
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

HRPT Properties Trust, or the Company, announced that it will redeem 5 million of its 12 million outstanding 8 3/4% Series B Cumulative Redeemable Preferred Shares, or the Series B Preferred Shares, at the stated Liquidation Preference price of $25 per share plus accrued and unpaid dividends to the date of redemption.  This redemption is expected to occur on or about November 26, 2007.  The redemption of the Series B Preferred Shares is more fully described in the Company's press release filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE EXPECTED DATE FOR REDEMPTION OF THE COMPANY'S SERIES B PREFERRED SHARES.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY'S PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED.  YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The Company hereby files the following exhibit:

 99.1           Press release dated October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST

By:	/s/ John C. Popeo
John C. Popeo Treasurer and Chief Financial Officer

Dated: October 31, 2007